For Immediate Release

Contact:
Crescendo Communications, LLC
David Waldman, Vivian Huo or Klea Theoharis
Tel: (212) 671-1020
E-mail: cgre@crescendo-ir.com

China Green Energy Appoints New Independent Board Members;
Establishes Audit, Compensation and Nominating Committees;
Satisfies Additional Requirement for Listing on Senior U.S. Stock Exchange

Jiangsu, China – January 6, 2011 – China Green Energy Industries, Inc., (OTCBB:CGRE) a leading manufacturer and distributor of high tech and environmentally friendly consumer products today announced that has appointed three new independent board members: Mr. Jinrong Shen, Ms. Haoru Tao, and Ms. Ying Wang. The Company also announced its Board of Directors has established audit, compensation and nominating committees.

Mr. Jianliang Shi, Chairman and Chief Executive Officer commented, “We are pleased to announce the appointment of such established industry and financial executives to our board. Jinrong Shen and Ying Wang both bring very strong engineering and consumer product experience, including extensive knowledge and relationships in the electric vehicle market. Haoru Tao brings very strong audit and accounting experience at leading U.S. corporations and audit firms.”

“In a major step toward achieving the highest standards of corporate governance, we are pleased to announce that we have established our audit, compensation and nominating committees. In addition to serving critical internal management and corporate governance functions, appointing these new board members and establishing the committees satisfies an important prerequisite for listing our stock on a major U.S. stock exchange.”

Mr. Jinrong Shen has served as technology director of Hohai University, Changzhou School since 2002. From 1994 to 2002, Mr. Shen served as faculty member of Hohai University. Mr. Shen received his Master’s degree in Engineering from Hohai University, where he majored in electronics and mechanical engineering.

Ms. Haoru Tao has served as a Senior Manager at Shanghai ThinkBridge Certified Public Accountants, a member of HLB International since 2010. Prior to joining ThinkBridge, she was the Asia Pacific Financial Controller for Ascend Performance Materials, a chemical manufacturing company. From 2002 to 2009, Ms. Tao served various senior finance, accounting and internal audit positions in the United States at Levi Strauss & Co., New York Times Co. and Analog Devices Inc. Prior to that, she was a Senior Auditor at Arthur Andersen LLP Shanghai Office from 1999 to 2002. Ms. Tao is a Certified Public Accountant in both USA and China. She is also a Certified Internal Auditor. Ms. Tao holds a Master’s degree in Accounting from Boston College and a Bachelor’s degree in Finance from Fudan University, China.

Ms. Ying Wang has served as director of Changzhou Tsinghua New Energy Vehicle Engineering and Technology Research Institute since 2009. From 2006 to 2009, Ms. Wang worked in a postdoctoral program in new energy vehicle research of China National 863 Program at Tsinghua University. Ms. Wang received her Doctor’s degree in engineering from Southwest Jiaotong University in 2006. Ms. Wang holds 25 patents in fuel cell and new energy vehicles.

About China Green Energy Industries

China Green Energy Industries is a leading manufacturer and distributor of high tech and environmentally-friendly consumer products. The company has three main product lines: light weight electric vehicles (LEV), cryogen-free refrigerators, and network/HDMI cables. It has well-established sales channels in China, with significant exports to Europe. China Green Energy Industries manufactures and distributes its own products under the brand name "Best," and also sells its product under private label to leading OEMs and Fortune 500 companies such as Wal-Mart, Carrefour, Home Depot, Ford, Pepsi, Coca-Cola, Carlsberg, Disney, etc. Additional information about the company is available at: www.chinagei.com.

This press release may contain statements that constitute “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. The words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” and similar expressions are intended to identify forward-looking statements. These statements appear in a number of places in this document and include statements regarding the intent, belief or expectation of the company, its directors or its officers with respect to events, conditions, and financial trends that may affect future plans of operations, business strategy, operating results, and financial position. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. These risks and uncertainties include, but are not limited to, the factors mentioned in the “Risk Factors” section of the company‘s Current Report on Form 8-K filed on June 11, 2010, and other risks mentioned in this press release or in our other reports filed with the Securities and Exchange Commission (the “SEC”) since the filing date of the Registration Statement. Although these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect the company‘s current judgment regarding the direction of the business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by law, the company undertakes no responsibility or obligation to update publicly these forward-looking statements, but may do so in the future in written or oral statements.

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